UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2005
Targeted Genetics Corporation

(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 31, 2005, the Board of Directors of Targeted Genetics Corporation, or the Company, appointed a new member, Dr. Michael Perry as a Class III director, for a term that expires on the date of the Company’s 2006 annual meeting of shareholders or when his successor is duly elected and qualified. Dr. Perry will fill the vacancy on the Board of Directors resulting from the retirement of Mark H. Richmond, which was previously disclosed on the Company’s current report on Form 8-K filed September 13, 2005. At this time, the Board of Directors has not yet determined on which of its committees, if any, Dr. Perry will serve. Dr. Perry is currently Chief Development Officer at VIA Pharmaceuticals, Inc. Dr. Perry previously served as Chairman and CEO of Extropy Pharmaceuticals, Inc. from June 2003 to March 2005. From February 2002 to March 2003, Dr. Perry served as President and CEO of Pharsight Corporation. From 2000 to 2002, Dr. Perry served as Worldwide Head of Global Research and Development for Baxter BioScience. From 1994 to 2000, Dr. Perry was President and CEO of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Corp. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation, and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Science-CardioPulmonary Pharmacology, and a B.S. in Physics from the University of Guelph. A copy of the Company’s press release announcing Dr. Perry’s appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 8.01 Other Events.
     On October 31, 2005, the Company announced additional data from its Phase I clinical trial of tgAAC94 in patients with inflammatory arthritis. A copy of the Company’s press release announcing the preliminary results of the Phase I clinical trial is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

99.1 Press Release Dated October 31, 2005

99.2 Press Release Dated November 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:	/s/ H. STEWART PARKER
H. Stewart Parker
President and Chief Executive Officer

Dated:   November 1, 2005

EXHIBIT INDEX

99.1	Press Release Dated October 31, 2005

99.2	Press Release Dated November 1, 2005

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